Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS Q3 2014 ADJUSTED EBITDA OF $141.7 MILLION

ON REVENUES OF $646.9 MILLION

Plano, TX, November 6, 2014 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2014.

Cinemark Holdings, Inc.’s revenues for the three months ended September 30, 2014 were $646.9 million compared to $757.6 million for the three months ended September 30, 2013. For the three months ended September 30, 2014, admissions revenues were $402.9 million and concession revenues were $211.1 million. Attendance decreased to 66.2 million patrons, average ticket price increased 2.9% to $6.09 and concession revenues per patron increased 6.7% to $3.19 during the three months ended September 30, 2014.

Adjusted EBITDA for the three months ended September 30, 2014 was $141.7 million compared to $190.2 million for the three months ended September 30, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2014 was approximately $38.1 million compared to $80.0 million for the three months ended September 30, 2013.  Diluted earnings per share for the three months ended September 30, 2014 was $0.33 compared to $0.69 for the three months ended September 30, 2013.

“We are pleased with our results considering we faced a much higher hurdle than our peers with a 650 basis point domestic industry outperformance in Q3 of 2013 and the headwinds of the World Cup in Brazil,” stated Tim Warner, Cinemark’s Chief Executive Officer. “We continue to benefit from our strategic, diverse global platform and attribute our strong performance to our sustained emphasis on attendance growth.”

Cinemark Holdings, Inc.’s revenues for the nine months ended September 30, 2014 were $1,967.1 million compared to $2,031.0 million for the nine months ended September 30, 2013. During the nine months ended September 30, 2014, admissions revenues were $1,239.5 million and concession revenues were $630.6 million.  Average ticket price increased 2.3% to $6.25 and concession revenues per patron increased 4.6% to $3.18 during the nine months ended September 30, 2014, while attendance declined approximately 6.4% to 198.2 million patrons.

Adjusted EBITDA for the nine months ended September 30, 2014 was $439.6 million compared to $484.5 million for the nine months ended September 30, 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2014 was $145.3 million compared to $132.9 million for the nine months ended September 30, 2013.  Diluted earnings per share for the nine months ended September 30, 2014 was $1.25 compared to $1.15 for the nine months ended September 30, 2013.  Net income for the nine months ended September 30, 2013 included a loss on early retirement of debt of approximately $72.3 million, before income taxes.

On September 30, 2014, the Company’s aggregate screen count was 5,629. As of September 30, 2014, the Company had signed commitments to open five new theatres and 51 screens during the remainder of 2014 and 22 new theatres with 187 screens subsequent to 2014.

Conference Call/Webcast — Today at 8:30 AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 490 theatres with 5,629 screens in 40 U.S. states, Brazil, Argentina and 11 other Latin American countries as of September 30, 2014. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2014 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Statement of income data:
Revenues
Admissions	$402,832	$479,631	$1,239,472	$1,293,528
Concession	211,131	242,257	630,571	643,399
Other	32,940	35,678	97,003	94,034
Total revenues	646,903	757,566	1,967,046	2,030,961
Cost of operations
Film rentals and advertising	215,565	254,792	665,420	692,219
Concession supplies	33,473	38,971	98,862	103,992
Facility lease expense	80,567	85,085	239,571	230,827
Other theatre operating expenses	147,380	157,990	436,175	428,656
General and administrative expenses	35,803	42,395	114,892	120,720
Depreciation and amortization	44,731	42,399	131,108	120,165
Impairment of long-lived assets	4,510	131	5,294	2,076
(Gain) loss on sale of assets and other	2,590	611	8,719	(2,532)
Total cost of operations	564,619	622,374	1,700,041	1,696,123
Operating income	82,284	135,192	267,005	334,838
Interest expense (1)	(28,335)	(29,478)	(85,101)	(96,542)
Distributions from NCM	3,481	5,622	14,158	13,418
Loss on early retirement of debt	—	—	—	(72,302)
Other income	6,636	12,795	20,777	17,958
Income before income taxes	64,066	124,131	216,839	197,370
Less: Income taxes	25,534	43,386	70,477	62,726
Net income	$38,532	$80,745	$146,362	$134,644
Less: Net income attributable to noncontrolling interests	403	726	1,059	1,766
Net income attributable to Cinemark Holdings, Inc.	$38,129	$80,019	$145,303	$132,878
Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.33	$0.69	$1.25	$1.15
Diluted	$0.33	$0.69	$1.25	$1.15

Weighted average diluted shares outstanding	115,021	114,449	114,901	114,291

Other financial data:
Adjusted EBITDA (2)	$141,739	$190,173	$439,649	$484,453

(1)         Includes amortization of debt issue costs.

(2)         Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	September 30,	December 31,
	2014	2013
Balance sheet data:
Cash and cash equivalents	$546,665	$599,929
Theatre properties and equipment, net	$1,427,787	$1,427,190
Total assets	$4,060,429	$4,144,163
Long-term debt, including current portion	$1,826,083	$1,832,800
Equity	$1,129,382	$1,102,417

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Other operating data:
Attendance (patrons, in thousands):
Domestic	42,886	50,604	129,938	132,161
International	23,290	30,433	68,244	79,647
Worldwide	66,176	81,037	198,182	211,808

Average ticket price (in dollars):
Domestic	$6.79	$6.68	$6.99	$6.87
International	$4.80	$4.66	$4.86	$4.84
Worldwide	$6.09	$5.92	$6.25	$6.11

Concession revenues per patron (in dollars):
Domestic	$3.63	$3.38	$3.63	$3.43
International	$2.38	$2.34	$2.33	$2.39
Worldwide	$3.19	$2.99	$3.18	$3.04

Average screen count (month end average):
Domestic	4,468	4,420	4,462	4,172
International	1,154	1,373	1,140	1,352
Worldwide	5,622	5,793	5,602	5,524

Segment Information

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues
U.S.	$463,854	$529,426	$1,433,259	$1,412,898
International	186,428	231,771	543,501	627,843
Eliminations	(3,379)	(3,631)	(9,714)	(9,780)
Total revenues	$646,903	$757,566	$1,967,046	$2,030,961
Adjusted EBITDA (1)
U.S.	$99,519	$132,803	$313,930	$341,579
International	42,220	57,370	125,719	142,874
Total Adjusted EBITDA	$141,739	$190,173	$439,649	$484,453
Capital expenditures
U.S.	$36,325	$35,746	$97,120	$71,533
International	17,280	33,354	59,048	87,955
Total capital expenditures	$53,605	$69,100	$156,168	$159,488

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2043	2013
Net income	$38,532	$80,745	$146,362	$134,644
Income taxes	25,534	43,386	70,477	62,726
Interest expense	28,335	29,478	85,101	96,542
Loss on early retirement of debt	—	—	—	72,302
Other income	(6,636)	(12,795)	(20,777)	(17,958)
Depreciation and amortization	44,731	42,399	131,108	120,165
Impairment of long-lived assets	4,510	131	5,294	2,076
(Gain) loss on sale of assets and other	2,590	611	8,719	(2,532)
Deferred lease expenses - theatres (2)	403	897	1,443	956
Deferred lease expenses — DCIP equipment (3)	(235)	1,038	573	3,082
Amortization of long-term prepaid rents (2)	1,000	725	1,785	2,104
Share based awards compensation expense (4)	2,975	3,558	9,564	10,346
Adjusted EBITDA (1)	$141,739	$190,173	$439,649	$484,453

(1)         Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)         Non-cash expense included in facility lease expense.

(3)         Non-cash expense included in other theatre operating expenses.

(4)         Non-cash expense included in general and administrative expenses.